UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

MIDWEST URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

Suite 29-303 La Ronge Avenue, La Ronge, Saskatchewan, S0J 1L0

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0177

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2008, Harvey Smith resigned as our President, CEO, CFO and Secretary, Treasurer of our company and as a result we appointed Colt Wohlers as President, CEO, CFO, Secretary and Treasurer and as a member of our board of directors.

Also on May 26, 2008, after the appointment of Colt Wohlers as a director, we received the written resignations of Harvey Smith and Bill Dynes as directors of our company.

Colt Wohlers

Mr. Colt possesses an Undergraduate degree in computer engineering from University of Calgary. He is an entrepreneur, who has gained business and administrative experience through work in various sectors of the economy such as farming, construction and information technology. Mr. Colt’s managerial, assets management and acquisition experience has established himself as a valuable asset to our Company.

Family Relationships

There are no family relationships with Colt Wohlers and any of our directors and officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Wohlers, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Wohlers, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST URANIUM CORPORATION

By: /s/ Colt Wohlers

Colt Wohlers

President and Director

Date: May 28, 2008